Exhibit 10.3

AMERICAN SHARED HOSPITAL SERVICES

NOTICE OF GRANT OF INCENTIVE OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of American Shared Hospital Services (the “Corporation”):

Optionee:

Grant Date: ______, 20__

Exercise Price: $

Number of Option Shares: _____ shares of Common Stock

Expiration Date:

Type of Option:	Incentive Stock Option

Non-Statutory Stock Option

Exercise Schedule: This Option shall be exercised in ________ equal installments. The first installment of ________ stock options shall vest on _______, 20__ and each series of ________ equal annual installments shall vest annually from _________, 20__.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the American Shared Hospital Services Incentive Compensation Plan, as Amended and Restated Effective June 25, 2021 (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the

Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:

AMERICAN SHARED HOSPITAL SERVICES

By:

Title:

OPTIONEE

Address:

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

2

EXHIBIT A

AMERICAN SHARED HOSPITAL SERVICES

AUTOMATIC STOCK OPTION AGREEMENT

RECITALS

A.          The Corporation has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

B.          Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

C.          All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.    Option Term. This option shall have a term of seven (7) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.    Limited Transferability.

(a)    This option may be assigned in whole or in part during Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

(b)    Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of inheritance. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

4.    Exercisability/Vesting.

(a)    This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are at the time vested in accordance with the Vesting Schedule, and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

(b)    Optionee shall, in accordance with the Vesting Schedule set forth in the Grant Notice, vest in the Option Shares in one or more installments over his or her period of service as a member of the Board. The Option Shares shall, however, be subject to accelerated vesting pursuant to the provisions of Paragraph 5 or 6, but in no event shall any additional Option Shares vest following Optionee’s cessation of service as a Board member.

5.    Cessation of Service. Should Optionee’s cease service as a Board member while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(a)    Should Optionee cease service as a Board member for any reason (other than death or Permanent Disability) while this option is outstanding, then the period during which this option may be exercised shall be reduced to a twelve (12)-month period measured from the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) may not exercise this option in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of service as a Board member. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

(b)    Should Optionee die during the twelve (12)-month period measured from the date of his or her cessation of service as a Board member but while this option is outstanding, then (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 or (iii) the designated beneficiary or beneficiaries of this option (as the case may be) shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee’s cessation of service as a Board member (less any Option Shares purchased by Optionee after such cessation of Board service but prior to death). Any such right to exercise this option shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Board service or (ii) the specified Expiration Date.

(c)    Should Optionee cease service as Board member by reason of death or Permanent Disability, then any Option Shares at the time subject to this option but not otherwise vested shall vest in full so that this option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Board service or (ii) the specified Expiration Date, whereupon this option shall terminate and cease to be outstanding.

(d)    Upon Optionee’s cessation of service as a Board member for any reason other than death or Permanent Disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 6 below.

6.    Change in Control.

(a)    Should a Change in Control occur during Optionee’s period of service as a Board member, then any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for that Change in Control, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(b)    If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily tradable on an established U.S. securities exchange or market.

7.    Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change in Control transaction), then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.    Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.    Manner of Exercising Option.

(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)    To the extent the option is exercised for vested Option Shares, execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares. To the extent the option is exercised for unvested Option Shares, execute and deliver to the Corporation a Purchase Agreement for those unvested Option Shares.

(ii)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)    cash or check made payable to the Corporation,

(B)    shares of Common Stock valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for any required period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes,

(C)    shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, or

(D)    to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

(iii)    Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(b)    Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise or other notification process (or the Purchase Agreement, if applicable) delivered to the Corporation in connection with the option exercise.

(c)    As soon after the Exercise Date as practical, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation’s repurchase rights and may be held in escrow with the Corporation until such shares vest.

(d)    In no event may this option be exercised for any fractional shares.

10.    No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the shareholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

11.    Compliance with Laws and Regulations.

(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)    The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12.    Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

13.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.    Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

15.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Automatic Stock Option Agreement.

B.    Board shall mean the Corporation’s Board of Directors.

C.    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)    the closing of a merger, consolidation or other reorganization approved by the Corporation’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)    the closing of a shareholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets,

(iii)    the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing shareholders, or

(iv)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Common Stock shall mean shares of the Corporation’s common stock.

F.    Corporation shall mean American Shared Hospital Services, a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of American Shared Hospital Services which shall by appropriate action adopt the Plan.

G.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

H.    Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

I.    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

J.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Company’s common stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.    Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L.    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

M.    Grant Notice shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.    Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

Q.    Option Shares shall mean the number of shares of Common Stock subject to the option.

R.    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

S.    Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

T.    Plan shall mean the Corporation’s Incentive Compensation Plan (formerly known as the 2006 Stock Incentive Plan), as amended or restated from time to time.

U.    Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of Optionee’s cessation of Service and which precludes the sale, transfer or other disposition of any purchased Option Shares while those shares are unvested and subject to such repurchase right.

V.    Stock Exchange shall mean the New York Stock Exchange American.

W.    Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, pursuant to which the Option Shares will vest in one or more installments over the Optionee’s period of service as a Board member, subject to acceleration in accordance with the provisions of the Agreement.

EXHIBIT B

PLAN SUMMARY AND PROSPECTUS